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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      NAME UNDER WHICH
NAME                                 JURISDICTION OF ORGANIZATION     SUBSIDIARY DOES BUSINESS
----                                 ----------------------------     ------------------------
ECI License Company, LP              Pennsylvania                     ECI License Company, LP

Entercom Investors Corp.             Delaware                         Entercom Investors Corp.

Entercom Portland, LLC               Oregon                           Entercom Portland, LLC

Entercom Portland License, LLC       Oregon                           Entercom Portland License, LLC

Entercom Rochester, Inc.             New York                         Entercom Rochester, Inc.

Entercom Buffalo License, LLC        Delaware                         Entercom Buffalo License, LLC

Entercom Boston 1 Trust              Massachusetts                    Entercom Boston License, LLC

Entercom Boston, LLC                 Delaware                         Entercom Boston License, LLC

Entercom Boston License, LLC         Delaware                         Entercom Boston License, LLC

Entercom Seattle, LLC                Delaware                         Entercom Seattle, LLC

Entercom Seattle License, LLC        Delaware                         Entercom Seattle License, LLC

Entercom Seattle News License, LLC   Delaware                         Entercom Seattle News License, LLC

Entercom Sacramento, LLC             Delaware                         Entercom Sacramento, LLC

Entercom Longview, LLC               Delaware                         Entercom Longview, LLC

Entercom Longview License, LLC       Delaware                         Entercom Longview License, LLC

Entercom Gainesville, LLC            Delaware                         Entercom Gainesville, LLC

Entercom Gainesville License, LLC    Delaware                         Entercom Gainesville License, LLC

Entercom Kansas City, LLC            Delaware                         Entercom Kansas City, LLC

Entercom Kansas City News, LLC       Delaware                         Entercom Kansas City News, LLC

Entercom Micanopy License, LLC       Delaware                         Entercom Micanopy License, LLC

Entercom Greensboro License, LLC     Delaware                         Entercom Greensboro License, LLC

Entercom Greenville License, LLC     Delaware                         Entercom Greenville License, LLC

Entercom Memphis License, LLC        Delaware                         Entercom Memphis License, LLC

Entercom  Milwaukee License, LLC     Delaware                         Entercom  Milwaukee License, LLC

Entercom New Orleans License, LLC    Delaware                         Entercom New Orleans License, LLC

Entercom Norfolk License, LLC        Delaware                         Entercom Norfolk License, LLC

Entercom Scranton Wilkes-Barre       Delaware                         Entercom Scranton Wilkes-Barre
  License, LLC                                                          License, LLC

Entercom Communications Capital      Delaware                         Entercom Communications Capital
  Trust                                                                 Trust
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